EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 25, 2016 on the consolidated financial statements of PCSB Bank and Subsidiaries, which appears in the Registration Statement on Form S-1, as amended (File No. 333-215052), of PCSB Financial Corporation.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

New York, New York
April 17, 2017